THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF UNOCAL CORPORATION

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

		FOR	AGAINST	ABSTAIN
Item 1:	Approval and adoption of the Agreement and Plan of Merger, dated as of April 4, 2005, by and among Unocal Corporation, Chevron Corporation and Blue Merger Sub Inc., a wholly owned subsidiary of Chevron Corporation	☐	☐	☐
					CHECK THIS BOX FOR OPEN BALLOT If you check this box, the Company will be given access to your proxy	☐
		FOR	AGAINST	ABSTAIN
Item 2:	Approval of an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies	☐	☐	☐	MEETING ATTENDANCE Check this box if you plan to attend the Special Meeting of Stockholders	☐

RESTRICTED

Signature____________________________________ Signature ____________________________________ Date_______________________

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.

• See other side for important information •
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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time on [Date Here].
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ucl		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

View Unocal’s Proxy Statement on the World Wide Web: http://www.unocal.com/specialproxy

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Bring this admission ticket and a photo I.D. with you to the meeting on _______ xx. Do not mail.
Unocal Corporation Special Meeting of Stockholders
	Meeting Time/Date:	Meeting Location:
ADMISSION TICKET	xx:00 a.m. P.D.T., xxxxx, ___xx, 2005	The Westin Los Angeles Airport Hotel 5400 W. Century Blvd., Los Angeles, CA 90045

UNOCAL HAS A NEW ANNUAL MEETING SITE. PLEASE SEE REVERSE SIDE FOR MAP AND DIRECTIONS.	CONTROL NUMBER RESTRICTED AREA
BAR CODE AREA RESTRICTED

UNOCAL CORPORATION C/O MELLON INVESTOR SERVICES LLC P.O. Box 3535 South Hackensack, NJ 07606-9235

Board of Directors Proxy SPECIAL MEETING OF STOCKHOLDERS

Terry G. Dallas and Samuel H. Gillespie III, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on ________ XX, 2005, at the ________ XX, 2005 Special Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side, subject to any directions given there, and, in their discretion, on all other matters that may properly come before the Special Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.
(Continued, and to be dated and signed on reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to
Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

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DIRECTIONS TO THE WESTIN LOS ANGELES AIRPORT HOTEL AND PARKING FOR STOCKHOLDERS

From the 405, exit Century Boulevard west toward Los Angeles International Airport. The entrance to The Westin Hotel is located 1 block past La Cienega on the left hand (south) side of Century Blvd.

From the Airport, take the Century Boulevard exit east, and continue on Century Boulevard approximately 4 blocks. The Westin Hotel is located 1/2 block past Aviation Boulevard, on the right hand (south) side of Century Boulevard.

PARKING: Proceed past the hotel’s front entrance and enter the parking garage on your left. Unocal will validate your parking ticket at the registration table in front of the theater. Unocal will not validate valet parking.